Exhibit 5.1
Law Office of Stephen E. Rounds
1544 York Street, Suite 110
Denver, Colorado 80206
Tel. 303.377.6998  Fax 303.377.0231
sercounsel@msn.com

October 15, 2009
U.S. Energy Corp.
877 North 8th West
Riverton, Wyoming 82501

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to U.S. Energy Corp., a Wyoming corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale of shares of Common Stock from time to time, pursuant to Rule 415 under the Securities Act, of up to $100,000,000 in aggregate gross proceeds (the “Common Stock”).

The Common Stock will be sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus included in the Registration Statement (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s articles of incorporation and bylaws, each as amended to the date hereof, the Registration Statement, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the conformity to authentic original of any documents submitted to us as copies, the authenticity of the originals of such latter documents, and that the Registration Statement and any amendments thereto (including all necessary post-effective amendments) will have become effective and comply with all applicable laws. We also have assumed that a definitive purchase, underwriting or similar agreement with respect to any offer and sale of the Common Stock covered by the Registration Statement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto. In making our examination of executed documents and documents to be executed, we have assumed that the parties thereto had or will have the corporate, partnership, limited liability company or other power to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite corporate, partnership, limited liability company or other action and the due execution and delivery by such parties of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Common Stock, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and (iii) the Common Stock has been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements, the Common Stock will be validly issued, fully paid and nonassessable.

This opinion is limited by and subject to the following qualifications:

(a)
The foregoing opinions are based on and are limited to the Wyoming Business Corporation Act (including applicable provisions of the Wyoming Constitution and reported judicial decisions interpreting these laws) and the relevant federal law of the United States, and we render no opinion with respect to any other laws or the laws of any other jurisdiction.

(b)
We assume that no action that has been taken by the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.  We further assume that the resolutions to be adopted by the Board of Directors of the Company after the date hereof, as well as actions to be taken by the Board of Directors after the date hereof, including (without limitation) the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Common Stock, will be in accordance with the Company’s articles of incorporation and bylaws, and applicable law.

(c)
This opinion is limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated herein. The opinion expressed herein is rendered and speaks only as of the date hereof and we specifically disclaim any responsibility to update such opinion subsequent to the date hereof or to advise you of subsequent developments affecting it.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement, and to the reference to us under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Yours Sincerely,

/s/Stephen E. Rounds